UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2018 (July 11, 2018)

CAESARS ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-10410	62-1411755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Caesars Palace Drive, Las Vegas, Nevada 89109

(Address of Principal Executive Offices)(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Octavius Tower Sale

On July 11, 2018 (the “Closing Date”), certain subsidiaries of Caesars Entertainment Corporation (“CEC” and, together with such subsidiaries, the “Company”) and certain subsidiaries of VICI Properties Inc. (“VICI Properties” and, together with such subsidiaries, “VICI”) completed the sale by the Company of all of the land and real property improvements associated with Octavius Tower at Caesars Palace Las Vegas (the “Octavius Property”) to VICI pursuant to a purchase and sale agreement, dated July 11, 2018 (the “Octavius Purchase Agreement”), by and between Caesars Octavius, LLC, a Delaware limited liability company, and Octavius Propco LLC, a Delaware limited liability company and affiliate of VICI (“Octavius Propco”), for $507.5 million in cash.

Under the Octavius Purchase Agreement, Octavius Propco will purchase the membership interests of New Octavius Owner, LLC (“Octavius Owner”), a newly formed indirect, wholly owned subsidiary of CEC which owns all of the Octavius Property. On the Closing Date and until the closing of the transactions contemplated by the Harrah’s Philadelphia Purchase Agreement (defined below) (the “Harrah’s Philadelphia Closing”), the Octavius Property will remain subject to the Second Amended and Restated Operating Lease dated as of October 6, 2017 (as assigned to Octavius Owner on the Closing Date, the “Ground Lease”). Pursuant to the Ground Lease, Octavius Owner leases the Octavius Property to CPLV Property Owner LLC, a Delaware limited liability company and a subsidiary of VICI Properties (“CPLV Lease Landlord”). The Ground Lease provides for annual rent of $35 million payable in equal consecutive monthly installments and has an initial term that expires on October 31, 2032, with four five-year renewal options. Pursuant to that certain Lease (CPLV) dated October 6, 2017 (as amended, the “CPLV Lease”), which currently provides for the lease of Caesars Palace Las Vegas, including a sublease of the Octavius Property, to CEOC, LLC, a Delaware limited liability company (“CEOC”) and one of its subsidiaries (CEOC and such subsidiary, collectively, “CPLV Lease Tenant”), CPLV Lease Tenant is required to abide by the terms and conditions of the Ground Lease and pay the rent for the Octavius Property to Octavius Owner. In connection with the Harrah’s Philadelphia Closing, the Ground Lease will be terminated and Octavius Owner will either merge with and into CPLV Lease Landlord or the Octavius Property will be transferred to CPLV Lease Landlord. In either case, from and after the Harrah’s Philadelphia Closing, the CPLV Lease will be modified such that the Octavius Property will no longer be subleased to CPLV Lease Tenant, but instead will be leased to CPLV Lease Tenant as a direct lease along with all the other real estate assets constituting the Caesars Palace Las Vegas property under the terms of the CPLV Lease.

The Octavius Purchase Agreement further contemplates a put right held by VICI and a call right held by the Company, pursuant to which the Company may reacquire the Octavius Property under certain circumstances in the event that the Harrah’s Philadelphia Purchase Agreement is terminated.

Harrah’s Philadelphia Sale

On July 11, 2018, in connection with the execution of the Octavius Purchase Agreement, the Company and VICI agreed to the sale by the Company of all the real property used in the operation of Harrah’s Philadelphia Casino and Racetrack (“Harrah’s Philadelphia”) to VICI pursuant to a purchase and sale agreement, dated July 11, 2018 (the “Harrah’s Philadelphia Purchase Agreement”), by and between Chester Downs and Marina, LLC, a Pennsylvania limited liability company and a subsidiary of CEC, and Philadelphia Propco LLC, a Delaware limited liability company and a subsidiary of VICI Properties, for $82.5 million in cash. The purchase price reflects a reduction of $159 million constituting consideration to VICI for the lease modifications described below.

Under the terms of the Harrah’s Philadelphia Purchase Agreement, the Company will lease back Harrah’s Philadelphia from VICI under the Lease (Non-CPLV), dated October 6, 2017 (the “Non-CPLV Lease”), by and among CEOC and the entities listed on Schedules A and B attached thereto. The Company will lease Harrah’s Philadelphia from VICI for an initial annual lease payment of $21 million in the first year after close and contractually increased payments thereafter in accordance with the Non-CPLV Lease.

Completion of the transactions contemplated by the Harrah’s Philadelphia Purchase Agreement is expected to occur in the fourth quarter of 2018, subject to customary closing conditions, including certain regulatory approvals and third party approvals.

Contemplated Lease Modifications

The Harrah’s Philadelphia Purchase Agreement contemplates certain modifications to the CPLV Lease, Non-CPLV Lease and the Lease (Joliet), dated October 6, 2017, by and between Des Plaines Development Limited Partnership, a Delaware limited partnership, as tenant, and Harrah’s Joliet Landco LLC, a Delaware limited liability company, as landlord (the “Joliet Lease” and, together with the CPLV Lease and Non-CPLV Lease, the “Leases”), as well as modifications to certain ancillary agreements to the Leases.

The contemplated modifications to the Leases, which will become effective upon completion of the sale contemplated by the Harrah’s Philadelphia Purchase Agreement, include, among other things: (i) from the commencement of the eighth lease year, the implementation of rent coverage tests that cap base rent escalations in the Leases; (ii) the inclusion of annual 1.5% rent escalators from the second through the fifth lease years under the Non-CPLV Lease and Joliet Lease; (iii) with respect to the Non-CPLV Lease and the Joliet Lease, the ability of the Company, subject to certain terms and conditions, (a) to transfer and sell the operating business at certain properties subject to the Non-CPLV Lease or the Joliet Lease, and/or (b) sublease certain leased properties subject to the Non-CPLV Lease or the Joliet Lease; (iv) a mechanism to enable the Company to acquire fee ownership of certain land parcels located behind the property known as Harrah’s Las Vegas that are currently subject to the Non-CPLV Lease; (v) the reduction of variable rent increases (or decreases, as applicable) to 4.0% of revenue growth (or decline, as applicable) over the relevant periods, and with respect to the Non-CPLV Lease and the Joliet Lease, the calculation of such variable rent under such leases on a combined basis; and (vi) the elimination of the landlord’s lien on various personal property owned by the tenants under the Leases.

The above descriptions of the Octavius Purchase Agreement, Harrah’s Philadelphia Purchase Agreement and transactions contemplated thereunder do not purport to be complete and are qualified in their entirety by reference to the Octavius Purchase Agreement and Harrah’s Philadelphia Purchase Agreement, which are respectively filed as Exhibits 2.1 and 2.2 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On July 12, 2018, the Company issued a press release announcing the foregoing transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This filing includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts and by the use of words such as “contemplate,” “expect,” “may,” “potential” and “will,” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events.

You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance and results of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the fact that the transactions contemplated by this Form 8-K may not be consummated on the terms contemplated or at all as they are conditioned upon receipt of regulatory approvals, counterparty lender and holder consents, other third-party approvals and other conditions, and may include other factors described from time to time in our reports filed with the Securities and Exchange Commission.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated July 11, 2018, by and between Caesars Octavius, LLC and Octavius Propco LLC.

2.2*	Purchase and Sale Agreement, dated July 11, 2018, by and between Chester Downs and Marina, LLC and Philadelphia Propco LLC.

99.1	Press Release.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Dated: July 12, 2018	By:	/s/ RENEE E. BECKER
	Name:	Renee E. Becker
	Title:	Vice President and Chief Counsel – Corporate & Securities, Assistant Secretary